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                                                           Exhibit 15
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                                   April 28, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



       RE:  Unit Corporation
            Registration on Form S-8 and S-3



We are aware that our report dated April 28, 1999 on our review of interim financial information of Unit Corporation for the three month periods ended March 31, 1999 and 1998 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999 is incorporated by reference in the Company's registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323 and 33-53542)and Form S-3 (File No. 333-42341).



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